AGREEMENT


     This Agreement, made and entered into as of the 29th day of September, 2000 ("Agreement"), by and between AMERICAN HOME PRODUCTS CORPORATION, a Delaware corporation (the "Company"), and BERNARD POUSSOT ("Indemnitee"):

     WHEREAS, the Company has requested that the Indemnitee consent to the entry of a Consent Decree of Condemnation and Permanent Injunction in certain litigation consolidated in the United States District Court for the Eastern District of Tennessee bearing the docket number 3:00-CV-359 (the "Consent Decree"); and

     WHEREAS, the Company has determined that it is reasonable, prudent and appropriate for the Company to contractually obligate itself to indemnify the Indemnitee with respect to the Consent Decree on the terms and conditions set forth herein; and

     WHEREAS, Indemnitee is willing to consent to the entry of the Consent Decree on the condition that he be so indemnified;

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

     Section 1. Services by Indemnitee. Indemnitee agrees to enter into the Consent Decree and to use his diligent efforts to comply with the provisions thereof insofar as they apply to Indemnitee or persons under his supervision.

     Section 2. Indemnification. The Company shall indemnify Indemnitee with respect to any and all liabilities, costs or expenses arising out of the proceedings resulting in the Consent Decree (and any other litigation, including without limitation, shareholder derivative suits, related thereto) and the activities and responsibilities of the Indemnitee to be undertaken therein, in each case to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit.

     Section 3. Miscellaneous.

     (a) The rights of indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company's Restated Certificate of Incorporation, the Company's By-Laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. Unless otherwise agreed to by the parties hereto, no amendment, alteration or termination of this Agreement or any provision hereof shall be effective with respect to any action taken or omitted by the Indemnitee prior to such amendment, alteration or termination.

     (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

     (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery under any insurance policy or policies maintained by the Company covering the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

     (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

     (e) This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

     Section 4. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as an employee of the Company, or (b) the final termination of the Consent Decree and any and all proceedings in respect of which Indemnitee is entitled to indemnification hereunder.

     Section 5. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

     Section 6. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     Section 7. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     Section 8. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any proceeding or matter which may be subject to indemnification covered hereunder.

     Section 9. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed.

     (a) If to Indemnitee, to:

         Bernard Poussot
         [Home address]

     (b) If to the Company, to:

         American Home Products Corporation
         Five Giralda Farms
         Madison, New Jersey 07940
         Attn:  General Counsel

or such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

     Section 10. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


                           AMERICAN HOME PRODUCTS CORPORATION


                           By:  ______________________________________


                                 ---------------------------------------
                                            Bernard Poussot